EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
Fourth Quarter 2023 Results
For the quarter ended December 31, 2023
(Compared to the quarter ended December 31, 2022)

•Net Revenue of $2.92 billion and Net Income of $469 million

•Consolidated Adjusted Property EBITDA Reached $1.20 billion

•Macao Adjusted Property EBITDA of $654 million
◦Low Hold on Rolling Play in Macao Negatively Impacted Adjusted Property EBITDA by $40 million

•Marina Bay Sands Adjusted Property EBITDA of $544 million
◦High Hold on Rolling Play at Marina Bay Sands Positively Impacted Adjusted Property EBITDA by $71 million

•LVS Repurchased $505 million of Company Stock

•LVS Acquiring Approximately $250 million of SCL Stock

LAS VEGAS, NV, January 24, 2024* - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended December 31, 2023.

“We were extremely pleased with our financial and operating results for the quarter, which reflect the ongoing improvement in the operating environment in both Macao and Singapore. We remain deeply enthusiastic about our opportunities for growth in both Macao and Singapore in the years ahead,” said Robert G. Goldstein, chairman and chief executive officer.
*Press release amended to reflect correction of the number of basic and diluted weighted average common shares outstanding for the year ended December 31, 2023, which required revisions in the corresponding basic and diluted earnings per share. This impacted the disclosures of these items on pages 2, 9 and 12 of this amended press release. These changes are further described in Las Vegas Sands Corp.’s Amendment No. 1 on Form 8-K/A dated February 7, 2024.

“In Macao, the ongoing recovery across all segments continued during the quarter. Our decades-long commitment to making investments that enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism positions us well as the ongoing recovery in travel and tourism spend progresses.

“In Singapore, Marina Bay Sands once again delivered outstanding levels of financial and operating performance. Our new suite product and elevated service offerings position us well as airlift capacity continues to improve and the recovery in travel and tourism spending from China and the wider region continues to advance.

“We are fortunate that our financial strength supports our ongoing investment and capital expenditure programs in both Macao and Singapore, our pursuit of growth opportunities in new markets, and the return of capital to stockholders.

“We repurchased $505 million LVS shares under our share repurchase program during the quarter. We look forward to utilizing our share repurchase program to return excess capital to stockholders in the future. In addition, we entered into an agreement during the quarter to purchase approximately $250 million of Sands China stock, which, upon settlement of the agreement, is expected to increase our ownership interest in Sands China.”

Net revenue was $2.92 billion, an increase of 161.0% from the prior year quarter. Operating income was $710 million, compared to an operating loss of $166 million in the prior year quarter. Net income from continuing operations in the fourth quarter of 2023 was $469 million, compared to a net loss from continuing operations of $269 million in the fourth quarter of 2022.

Consolidated adjusted property EBITDA was $1.20 billion, compared to $222 million in the prior year quarter.

Full year 2023 operating income was $2.31 billion, compared to an operating loss of $792 million in 2022. Net income from continuing operations was $1.43 billion, or $1.60 per diluted share, in 2023. This compared to a net loss of $1.54 billion, or $1.40 per diluted share, in 2022.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL increased 323% to $1.86 billion, compared to the fourth quarter of 2022. Net income for SCL was $288 million, compared to a net loss of $348 million in the fourth quarter of 2022.

On a GAAP basis, 2023 total net revenues for SCL increased 307% to $6.53 billion, compared to 2022. Net income for SCL was $696 million in 2023, compared to a net loss of $1.58 billion in 2022.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $190 million for the fourth quarter of 2023, compared to $201 million in the prior year quarter. Our weighted average borrowing cost was 5.2% during the fourth quarter of 2023 and 2022.

Our effective income tax rate for the fourth quarter of 2023 was 20.8%, compared to 6.3% in the prior year quarter. The income tax rate for the fourth quarter of 2023 was primarily driven by a 17% statutory rate on our Singapore operations.

Stockholder Returns
During the fourth quarter of 2023, we repurchased $505 million of our common stock (approximately 11 million shares at a weighted average price of $45.40). The remaining amount authorized under our share repurchase program is $1.50 billion. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the company's financial position, earnings, legal requirements, other investment opportunities and market conditions.

We also entered into an agreement to purchase approximately $250 million of SCL common stock that will be completed in the first half of 2024.

We paid a quarterly dividend of $0.20 per common share during the quarter. We announced our next quarterly dividend of $0.20 per common share will be paid on February 14, 2024, to Las Vegas Sands stockholders of record on February 6, 2024.

Balance Sheet Items
Unrestricted cash balances as of December 31, 2023 were $5.11 billion.

The company has access to $4.44 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit. As of December 31, 2023, total debt outstanding, excluding finance leases and financed purchases, was $14.01 billion.

Capital Expenditures
Capital expenditures during the fourth quarter totaled $325 million, including construction, development and maintenance activities of $184 million at Marina Bay Sands, $109 million in Macao and $32 million in corporate, development and other.

###
Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, January 24, 2024 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the world’s preeminent developer and operator of world-class Integrated Resorts.

The company’s iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make its host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands in Singapore and The Venetian Macao, The Plaza Macao, The Londoner Macao, The Parisian Macao, and Sands Macao in the Macao SAR, China, through majority ownership in Sands China Ltd.

Sands is dedicated to being a leader in corporate responsibility, anchored by the core tenets of serving people, planet and communities. The company’s ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America. To learn more, please visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends,” “remains,” “positions” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: risks relating to our gaming license in Singapore and concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Fourth Quarter 2023 Results
Non-GAAP Measures

Within the company’s fourth quarter and full year 2023 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures. The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt, other income or expense and income (loss) from discontinued operations, net of income tax. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) from continuing operations before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Casino	$2,111	$654	$7,522	$2,627
Rooms	323	154	1,204	469
Food and beverage	161	103	584	301
Mall	232	164	767	580
Convention, retail and other	88	42	295	133
Net revenues	2,915	1,117	10,372	4,110
Operating expenses:
Resort operations	1,721	908	6,316	3,411
Corporate	64	68	230	235
Pre-opening	2	2	15	13
Development	65	35	205	143
Depreciation and amortization	333	256	1,208	1,036
Amortization of leasehold interests in land	15	13	58	55
Loss on disposal or impairment of assets	5	1	27	9
	2,205	1,283	8,059	4,902
Operating income (loss)	710	(166)	2,313	(792)
Other income (expense):
Interest income	63	60	288	116
Interest expense, net of amounts capitalized	(190)	(201)	(818)	(702)
Other income (expense)	9	20	(8)	(9)
Income (loss) from continuing operations before income taxes	592	(287)	1,775	(1,387)
Income tax (expense) benefit	(123)	18	(344)	(154)
Net income (loss) from continuing operations	469	(269)	1,431	(1,541)
Discontinued operations:
Income from operations of discontinued operations, net of tax	—	—	—	46
Gain on disposal of discontinued operations, net of tax	—	—	—	2,861
Adjustment to gain on disposal of discontinued operations, net of tax	—	(5)	—	(9)
Income (loss) from discontinued operations, net of tax	—	(5)	—	2,898
Net income (loss)	469	(274)	1,431	1,357
Net (income) loss attributable to noncontrolling interests	(87)	105	(210)	475
Net income (loss) attributable to Las Vegas Sands Corp.	$382	$(169)	$1,221	$1,832

Earnings (loss) per share - basic:
Net income (loss) from continuing operations	$0.50	$(0.21)	$1.60	$(1.40)
Net income (loss) from discontinued operations, net of tax	—	(0.01)	—	3.80
Net income (loss) per common share	$0.50	$(0.22)	$1.60	$2.40

Earnings (loss) per share - diluted:
Net income (loss) from continuing operations	$0.50	$(0.21)	$1.60	$(1.40)
Net income (loss) from discontinued operations, net of tax	—	(0.01)	—	3.80
Net income (loss) per common share	$0.50	$(0.22)	$1.60	$2.40

Weighted average shares outstanding:
Basic	759	764	763	764
Diluted	760	764	765	764

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net Revenues
The Venetian Macao	$748	$201	$2,682	$682
The Londoner Macao	589	93	1,792	350
The Parisian Macao	222	51	879	188
The Plaza Macao and Four Seasons Macao	192	75	779	313
Sands Macao	81	17	322	65
Ferry Operations and Other	31	7	105	29
Macao Operations	1,863	444	6,559	1,627

Marina Bay Sands	1,061	682	3,849	2,516
Intercompany Royalties	60	29	224	107
Intersegment Eliminations(1)	(69)	(38)	(260)	(140)
	$2,915	$1,117	$10,372	$4,110

Adjusted Property EBITDA
The Venetian Macao	$302	$14	$1,054	$(25)
The Londoner Macao	190	(42)	516	(189)
The Parisian Macao	68	(26)	269	(103)
The Plaza Macao and Four Seasons Macao	71	26	308	81
Sands Macao	17	(20)	59	(81)
Ferry Operations and Other	6	(3)	18	(7)
Macao Operations	654	(51)	2,224	(324)

Marina Bay Sands	544	273	1,861	1,056
	$1,198	$222	$4,085	$732

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	40.4%	7.0%	39.3%
The Londoner Macao	32.3%		28.8%
The Parisian Macao	30.6%		30.6%
The Plaza Macao and Four Seasons Macao	37.0%	34.7%	39.5%	25.9%
Sands Macao	21.0%		18.3%
Ferry Operations and Other	19.4%		17.1%
Macao Operations	35.1%		33.9%

Marina Bay Sands	51.3%	40.0%	48.4%	42.0%

Total	41.1%	19.9%	39.4%	17.8%
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the year ended December 31, 2022, excludes the results of the Las Vegas Operating Properties, as they were classified as a discontinued operation.

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income (Loss) from Continuing Operations to Consolidated Adjusted Property EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss) from continuing operations	$469	$(269)	$1,431	$(1,541)
Add (deduct):
Income tax expense (benefit)	123	(18)	344	154
Other (income) expense	(9)	(20)	8	9
Interest expense, net of amounts capitalized	190	201	818	702
Interest income	(63)	(60)	(288)	(116)
Loss on disposal or impairment of assets	5	1	27	9
Amortization of leasehold interests in land	15	13	58	55
Depreciation and amortization	333	256	1,208	1,036
Development expense	65	35	205	143
Pre-opening expense	2	2	15	13
Stock-based compensation (1)	4	13	29	33
Corporate expense	64	68	230	235
Consolidated Adjusted Property EBITDA	$1,198	$222	$4,085	$732
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the year ended December 31, 2022, excludes the results of the Las Vegas Operating Properties, as they were classified as a discontinued operation.

(1)
During the three months ended December 31, 2023 and 2022, the company recorded stock-based compensation expense of $14 million and $23 million, respectively, of which $10 million and $10 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations. During the years ended December 31, 2023 and 2022, the company recorded stock-based compensation expense of $72 million and $70 million, respectively, of which $43 million and $37 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to LVS to Adjusted Net Income (Loss):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss) attributable to LVS	$382	$(169)	$1,221	$1,832

Pre-opening expense	2	2	15	13
Development expense	65	35	205	143
Loss on disposal or impairment of assets	5	1	27	9
Other (income) expense	(9)	(20)	8	9
(Income) loss from discontinued operations, net of tax	—	5	—	(2,898)
Income tax impact on net income adjustments (1)	(14)	(7)	(43)	(26)
Noncontrolling interest impact on net income adjustments	3	11	(10)	—
Adjusted net income (loss) from continuing operations attributable to LVS	$434	$(142)	$1,423	$(918)

The following is a reconciliation of Income (Loss) per Diluted Share to Adjusted Earnings (Loss) per Diluted Share:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Per diluted share of common stock:
Net income (loss) attributable to LVS	$0.50	$(0.22)	$1.60	$2.40

Pre-opening expense	—	—	0.02	0.01
Development expense	0.09	0.05	0.27	0.19
Loss on disposal or impairment of assets	0.01	—	0.03	0.01
Other (income) expense	(0.01)	(0.03)	0.01	0.01
(Income) loss from discontinued operations, net of tax	—	0.01	—	(3.79)
Income tax impact on net income adjustments	(0.02)	(0.01)	(0.06)	(0.03)
Noncontrolling interest impact on net income adjustments	—	0.01	(0.01)	—
Adjusted earnings (loss) per diluted share from continuing operations	$0.57	$(0.19)	$1.86	$(1.20)

Weighted average diluted shares outstanding	760	764	765	764
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(In millions)
(Unaudited)

The following reflects the impact on Net Revenues for hold-adjusted win percentage:

	Three Months Ended
	December 31,
	2023	2022
Macao Operations	$68	$(10)
Marina Bay Sands	(91)	144
	$(23)	$134

The following reflects the impact on Adjusted Property EBITDA for hold-adjusted win percentage:

	Three Months Ended
	December 31,
	2023	2022
Macao Operations	$40	$(6)
Marina Bay Sands	(71)	113
	$(31)	$107
____________________

Note:
Beginning with the fourth quarter of 2023, we are no longer reporting quarterly “consolidated hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA” for Macao operations and Marina Bay Sands, and “hold-normalized adjusted net income (loss) from continuing operations attributable to LVS” or "hold-normalized adjusted earnings (loss) per diluted share from continuing operations." We are making this change in response to comments from the SEC staff in connection with their ordinary course review. We will continue to report the hold-adjusted impact on quarterly revenue and adjusted property EBITDA for our Macao operations and Marina Bay Sands.

These amounts represent the estimated impact of the hold adjustment that would have occurred had the company’s current period Rolling Chip win percentage equaled 3.30%. Included are the estimated commissions paid, discounts and other incentives rebated directly or indirectly to customers, gaming taxes and bad debt expense that would have been incurred or avoided.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$10,270	$2,496	$9,419	$2,255
Slot machine win per unit per day (2)	$416	$90	$420	$87
Average number of table games	690	626	672	626
Average number of slot machines	1,458	1,523	1,408	1,435

The Londoner Macao:
Table games win per unit per day (1)	$10,562	$1,443	$8,251	$1,449
Slot machine win per unit per day (2)	$575	$39	$480	$48
Average number of table games	499	472	487	473
Average number of slot machines	1,332	1,360	1,215	1,366

The Parisian Macao:
Table games win per unit per day (1)	$6,875	$1,528	$7,069	$1,417
Slot machine win per unit per day (2)	$316	$30	$310	$29
Average number of table games	273	269	270	269
Average number of slot machines	836	1,115	879	1,110

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day (1)	$21,078	$2,697	$19,656	$3,919
Slot machine win per unit per day (2)	$—	$44	$218	$41
Average number of table games	86	142	96	142
Average number of slot machines	22	100	62	135

Sands Macao:
Table games win per unit per day (1)	$7,327	$759	$5,871	$934
Slot machine win per unit per day (2)	$276	$45	$264	$50
Average number of table games	105	152	129	153
Average number of slot machines	507	765	598	731

Marina Bay Sands:
Table games win per unit per day (1)	$14,785	$7,832	$12,951	$7,849
Slot machine win per unit per day (2)	$840	$757	$869	$724
Average number of table games	505	505	514	517
Average number of slot machines	2,946	2,891	2,925	2,670
____________________

Note:	The 2022 casino statistics exclude slot machines not in operation due to social distancing measures.
(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	December 31,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$607	$130	$477
Rooms	49	17	32
Food and Beverage	16	5	11
Mall	66	43	23
Convention, Retail and Other	10	6	4
Net Revenues	$748	$201	$547

Adjusted Property EBITDA	$302	$14	$288
EBITDA Margin %	40.4%	7.0%	33.4	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,247	$197	$1,050
Rolling Chip Win %(1)	3.27%	5.56%	(2.29)	pts

Non-Rolling Chip Drop	$2,455	$491	$1,964
Non-Rolling Chip Win %	24.9%	27.0%	(2.1)	pts

Slot Handle	$1,367	$296	$1,071
Slot Hold %	4.1%	4.2%	(0.1)	pts

Hotel Statistics

Occupancy %	98.7%	50.2%	48.5	pts
Average Daily Rate (ADR)	$202	$145	$57
Revenue per Available Room (RevPAR)	$200	$73	$127
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	December 31,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$433	$49	$384
Rooms	92	18	74
Food and Beverage	27	7	20
Mall	19	12	7
Convention, Retail and Other	18	7	11
Net Revenues	$589	$93	$496

Adjusted Property EBITDA	$190	$(42)	$232
EBITDA Margin %	32.3%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,324	$165	$2,159
Rolling Chip Win %(1)	3.04%	6.36%	(3.32)	pts

Non-Rolling Chip Drop	$1,852	$252	$1,600
Non-Rolling Chip Win %	22.4%	20.7%	1.7	pts

Slot Handle	$1,706	$172	$1,534
Slot Hold %	4.1%	2.9%	1.2	pts

Hotel Statistics

Occupancy %	96.8%	30.7%	66.1	pts
Average Daily Rate (ADR)	$186	$171	$15
Revenue per Available Room (RevPAR)	$180	$52	$128
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized for government quarantine purposes and to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	December 31,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$163	$33	$130
Rooms	35	10	25
Food and Beverage	14	3	11
Mall	9	5	4
Convention, Retail and Other	1	—	1
Net Revenues	$222	$51	$171

Adjusted Property EBITDA	$68	$(26)	$94
EBITDA Margin %	30.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$31	$48	$(17)
Rolling Chip Win %(1)	6.18%	11.98%	(5.80)	pts

Non-Rolling Chip Drop	$778	$123	$655
Non-Rolling Chip Win %	21.9%	26.1%	(4.2)	pts

Slot Handle	$640	$85	$555
Slot Hold %	3.8%	3.6%	0.2	pts

Hotel Statistics

Occupancy %	98.8%	36.1%	62.7	pts
Average Daily Rate (ADR)	$153	$117	$36
Revenue per Available Room (RevPAR)	$151	$42	$109
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	December 31,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$95	$26	$69
Rooms	25	9	16
Food and Beverage	9	3	6
Mall	62	37	25
Convention, Retail and Other	1	—	1
Net Revenues	$192	$75	$117

Adjusted Property EBITDA	$71	$26	$45
EBITDA Margin %	37.0%	34.7%	2.3	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,387	$177	$2,210
Rolling Chip Win %(1)	0.65%	1.34%	(0.69)	pts

Non-Rolling Chip Drop	$682	$144	$538
Non-Rolling Chip Win %	22.2%	22.7%	(0.5)	pts

Slot Handle	$—	$5	$(5)
Slot Hold %	—%	8.4%	(8.4)	pts

Hotel Statistics

Occupancy %	87.8%	31.0%	56.8	pts
Average Daily Rate (ADR)	$474	$453	$21
Revenue per Available Room (RevPAR)	$416	$140	$276
____________________

Note:	Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022.
(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	December 31,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$72	$14	$58
Rooms	5	1	4
Food and Beverage	3	1	2
Convention, Retail and Other	1	1	—
Net Revenues	$81	$17	$64

Adjusted Property EBITDA	$17	$(20)	$37
EBITDA Margin %	21.0%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$28	$30	$(2)
Rolling Chip Win %(1)	4.54%	2.34%	2.20	pts

Non-Rolling Chip Drop	$410	$56	$354
Non-Rolling Chip Win %	17.0%	17.6%	(0.6)	pts

Slot Handle	$474	$93	$381
Slot Hold %	2.7%	3.4%	(0.7)	pts

Hotel Statistics

Occupancy %	98.9%	44.1%	54.8	pts
Average Daily Rate (ADR)	$175	$151	$24
Revenue per Available Room (RevPAR)	$173	$67	$106
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized to house team members due to travel and quarantine restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	December 31,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$741	$402	$339
Rooms	117	99	18
Food and Beverage	92	84	8
Mall	76	67	9
Convention, Retail and Other	35	30	5
Net Revenues	$1,061	$682	$379

Adjusted Property EBITDA	$544	$273	$271
EBITDA Margin %	51.3%	40.0%	11.3	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,240	$7,093	$147
Rolling Chip Win %(1)	4.57%	1.24%	3.33	pts

Non-Rolling Chip Drop	$1,885	$1,450	$435
Non-Rolling Chip Win %	18.9%	19.0%	(0.1)	pts

Slot Handle	$6,226	$4,750	$1,476
Slot Hold %	3.7%	4.2%	(0.5)	pts

Hotel Statistics (2)

Occupancy %	94.4%	98.3%	(3.9)	pts
Average Daily Rate (ADR)	$647	$550	$97
Revenue per Available Room (RevPAR)	$611	$541	$70
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

(2)
During the three months ended December 31, 2023 and 2022, approximately 2,200 and 2,000 rooms, respectively, were available for occupancy. Of the 2,200 available rooms for the three months ended December 31, 2023, approximately 1,250 rooms have been renovated. The completion of the remaining rooms is projected for early 2025 and will ultimately result in 1,850 available rooms.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For The Three Months Ended December 31, 2023					TTM December 31, 2023
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$66	$59	89.4%	818,686	79.7%	$1,906

Shoppes at Four Seasons
Luxury Retail	45	42	93.3%	129,932	100.0%	9,265
Other Stores	17	15	88.2%	119,441	85.2%	4,347
	62	57	91.9%	249,373	92.9%	7,594

Shoppes at Londoner	19	16	84.2%	611,905	59.1%	1,796

Shoppes at Parisian	9	7	77.8%	296,352	67.2%	710

Total Cotai Strip in Macao	156	139	89.1%	1,976,316	73.1%	2,636

The Shoppes at Marina Bay Sands	76	68	89.5%	615,633	99.8%	2,991

Total	$232	$207	89.2%	2,591,949	79.4%	$2,754
____________________

Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.